841 International Growth Fund
12/31/02 Semiannual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		13,234
Class B		   0
Class C		   0

72DD2	(000s omitted)

Class M		   0
Class Y		7,610

73A1

Class A		0.035
Class B		0.000
Class C		0.000

73A2

Class M		0.000
Class Y		0.078

74U1	(000s omitted)

Class A		378,119
Class B		120,300
Class C		  31,831

74U2	(000s omitted)

Class M		  12,166
Class Y	   	  99,456

74V1

Class A		16.41
Class B		15.86
Class C		16.11

74V2

Class M		16.16
Class Y		16.52